                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--204 (California, Connecticut, Maryland, New York, Pennsylvania and Virginia Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-01227 of our opinion dated June 29, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
JULY 29, 1999